           AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 22, 2000

                                                 Registration No. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                            ------------------------
                         EQUITY OFFICE PROPERTIES TRUST

             (Exact name of registrant as specified in its charter)

                         MARYLAND                                             34-4151656
             (State or other jurisdiction of                      (I.R.S. Employer Identification No.)
              incorporation or organization)


                      TWO NORTH RIVERSIDE PLAZA, SUITE 2100
                             CHICAGO, ILLINOIS 60606
          (Address of principal executive offices, including zip code)
                            ------------------------
                            STANLEY M. STEVENS, ESQ.
           EXECUTIVE VICE PRESIDENT, CHIEF LEGAL COUNSEL AND SECRETARY
                      TWO NORTH RIVERSIDE PLAZA, SUITE 2100
                             CHICAGO, ILLINOIS 60606
                     (Name and address of agent for service)
                                 (312) 466-3300
         (Telephone number, including area code, for agent for service)
                             -----------------------
                           CORNERSTONE PROPERTIES INC.
                     1995 AND 1997 STOCK OPTION AGREEMENTS,
   STOCK OPTION AGREEMENTS UNDER THE CORNERSTONE 1998 LONG-TERM INCENTIVE PLAN
                      AND DIRECTOR STOCK OPTION AGREEMENTS
                            (Full title of the plan)
                                    Copy to:
                          J. WARREN GORRELL, JR., ESQ.
                            GEORGE P. BARSNESS, ESQ.
                             HOGAN & HARTSON L.L.P.
                           555 THIRTEENTH STREET, N.W.
                           WASHINGTON, D.C. 20004-1109
                                 (202) 637-5600
                            ------------------------
                         CALCULATION OF REGISTRATION FEE

================================================================================
                                               AMOUNT         PROPOSED MAXIMUM      PROPOSED MAXIMUM     AMOUNT OF
             TITLE OF CLASS                     TO BE          OFFERING PRICE      AGGREGATE OFFERING   REGISTRATION
     OF SECURITIES BEING REGISTERED        REGISTERED (1)        PER SHARE              PRICE (2)        FEE (2)(3)
------------------------------------------ ---------------- --------------------- --------------------- -------------
Common Shares of Beneficial Interest,
$.01 par value                                3,681,212           Various             $90,599,105        $23,918.16

(1) This Registration Statement covers the maximum number of Common Shares of the Registrant that could be issued in connection with the plans described herein.
(2) Determined pursuant to Rule 457(h)(1).
(3) Previously paid by the Registrant in connection with a Registration Statement on Form S-4 filed by the Registrant on March 30, 2000 (333-33600).
================================================================================

                                EXPLANATORY NOTE

         This Registration Statement covers the maximum number of Common Shares of the Registrant that could be issued upon exercise of all outstanding options under the Cornerstone Properties Inc. stock option plans described herein. The Registrant assumed the obligations of Cornerstone under such plans upon the consummation on June 19, 2000 of the merger of Cornerstone with and into the Registrant pursuant to the terms of an Agreement and Plan of Merger dated as of February 11, 2000, as amended, among the Registrant, EOP Operating Limited Partnership, Cornerstone and Cornerstone Properties Limited Partnership.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I will be sent or given to employees participating in the plans described herein as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to
Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         Equity Office Properties Trust (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents filed by it with the Commission:

                  (a) Annual Report on Form 10-K for the year ended December 31, 1999 filed on March 29, 2000;

                  (b)  Amendment to Form 10-K on Form 10-K/A filed on May 12,
                       2000;

                  (c) Form 10-Q for the quarter ended March 31, 2000 filed on May 15, 2000;

                  (d) Current Reports on Form 8-K filed on May 12, 2000 and February 16, 2000; and

                  (e) The description of the Registrant's common shares of beneficial interest, par value $0.01 per share ("Common Shares"), contained in the Registrant's Registration Statement on Form 8-A filed on June 17, 1997.

         In addition, all documents filed by the Registrant subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be

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

incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable (the Common Shares are registered under Section 12 of the Exchange Act).

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended from time to time (the "Maryland REIT Law"), permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from
(a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Registrant's declaration of trust contains such a provision which eliminates such liability to the maximum extent permitted by the Maryland REIT law.

         The Registrant's declaration of trust authorizes the Registrant, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former trustee or officer or (b) any individual who, while a trustee of the Registrant and at the request of the Registrant, serves or has served as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former trustee or officer of the Registrant. The Registrant's bylaws obligate the Registrant, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former trustee or officer who is made party to the proceeding by reason of his service in that capacity or (b) any individual who, while a trustee or officer of the Registrant and at the request of the Registrant, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity, against any claim or liability to which he or she may become subject by reason of such status. The Registrant's declaration of trust and bylaws also permit the Registrant to indemnify and advance expenses to any person who served a predecessor of the Registrant in any of the capacities described above and to any employee or agent of or a predecessor of the Registrant. The Registrant's bylaws require the Registrant to indemnify a trustee or officer, or any former trustee or officer, who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his service in that capacity against reasonable expenses incurred in connection with the proceeding.

         The Maryland REIT Law permits a Maryland REIT to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the Maryland General Corporation Law, as amended from time to time (the "MGCL"), for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and

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

officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (x) was committed in bad faith or (y) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. The foregoing limitations on indemnification are expressly set forth in the Registrant's bylaws. However, under the MGCL, a Maryland corporation may not indemnify for any adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless, in either case, a court orders indemnification and then only for expenses. Under the MGCL, as a condition to advancing expenses, as required by the Registrant's bylaws, the Registrant must first receive (a) a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Registrant and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Registrant if it shall ultimately be determined that the standard of conduct was not met. In addition, Mr. Dobrowski, a trustee of the Registrant, is indemnified by General Motors Investment Management Corporation and will be covered by an insurance policy maintained by General Motors Corporation, of which General Motors Investment Management Corporation is a subsidiary, in connection with serving on the Registrant's board of trustees.

         The Registrant has entered into indemnification agreements with each of its trustees and executive officers. The indemnification agreements require, among other things, that the Registrant indemnify its trustees and executive officers to the fullest extent permitted by law and advance to the trustees and executive officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, the Registrant must also indemnify and advance all expenses incurred by trustees and executive officers seeking to enforce their rights under the indemnification agreements and may cover trustees and executive officers under the Registrant's trustees and officers' liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

Exhibit
Number            Description
------            -----------
5.1               Opinion of Hogan & Hartson L.L.P. regarding the legality of the shares being registered

23.1              Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)

23.2              Consent of Ernst & Young LLP


ITEM 9.  UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

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




                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                          (iii) To include any material information with respect
                                to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to

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

                  existing provisions or arrangements whereby the Registrant may indemnify a director, officer or controlling person of the Registrant against liabilities arising under the Securities Act, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on June 22, 2000.

                                 EQUITY OFFICE PROPERTIES TRUST

                                 By:    /S/ TIMOTHY H. CALLAHAN
                                        -----------------------
                                        Timothy H. Callahan
                                        President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the 22nd day of June, 2000.

                  SIGNATURE                          Title
                  ---------                          -----
/S/ TIMOTHY H. CALLAHAN                 President, Chief Executive Officer and Trustee
-----------------------                 (principal executive officer)
Timothy H. Callahan

/S/ RICHARD D. KINCAID                  Chief Financial Officer (principal financial
-----------------------                 officer and principal accounting officer)
Richard D. Kincaid

/S/ SAMUEL ZELL                         Chairman of the Board of Trustees
-----------------------
Samuel Zell

/S/ SHELI Z. ROSENBERG                  Trustee
-----------------------
Sheli Z. Rosenberg

/S/ THOMAS E. DOBROWSKI                 Trustee
-----------------------
Thomas E. Dobrowski

/S/ JAMES D. HARPER, JR.                Trustee
-----------------------
James D. Harper, Jr.

/S/ JERRY M. REINSDORF                  Trustee
-----------------------
Jerry M. Reinsdorf

/S/ WILLIAM M. GOODYEAR                 Trustee
-----------------------
William M. Goodyear

/S/ DAVID K. MCKOWN                     Trustee
-----------------------
David K. McKown

/S/ H. JON RUNSTAD                      Trustee
-----------------------
H. Jon Runstad

/S/ EDWIN N. SIDMAN                     Trustee
-----------------------
Edwin N. Sidman

/S/ D.J. ANDRE DE BOCK                  Trustee
-----------------------
D. J. Andre de Bock

/S/ WILLIAM WILSON III                  Trustee
-----------------------
William Wilson III

/S/ JOHN S. MOODY                       Trustee
-----------------------
John S. Moody

/S/ JAN H.W.R. VAN DER VLIST            Trustee
-----------------------
Jan H.W.R van der Vlist

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

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                                           DESCRIPTION                                              PAGE
------                                           -----------                                              ----
5.1               Opinion of Hogan & Hartson L.L.P. regarding the legality
                  of the shares being registered

23.1              Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)

23.2              Consent of Ernst & Young LLP

























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